Farmer Mac to Announce Fourth Quarter
and Full Year 2023 Financial Results

WASHINGTON, D.C., February 9, 2024 — The Federal Agricultural Mortgage Corporation (Farmer Mac; NYSE: AGM and AGM.A), the nation’s secondary market provider that increases the accessibility of financing for American agriculture and rural infrastructure, today announced that it will release its financial results for the fiscal quarter and year ended December 31, 2023, on Friday, February 23, 2024, before the opening of equity markets. A conference call to discuss the results will be held that day at 8:30 a.m. eastern time.

The conference call can be accessed by telephone or webcast as follows:
Dial-In (Domestic): (800) 836-8184
Dial-In (International): (646) 357-8785
Webcast: https://www.farmermac.com/investors/events-presentations/

When dialing in to the call, please ask for the “Farmer Mac Earnings Conference Call.” This call can be heard live and will also be available for replay on Farmer Mac’s website following the conclusion of the conference call.

About Farmer Mac
Farmer Mac is a vital part of the agricultural credit markets and was created to increase access to and reduce the cost of capital for the benefit of American agricultural and rural communities. As the nation’s secondary market for agricultural credit, we provide financial solutions to a broad spectrum of the agricultural community, including agricultural lenders, agribusinesses, and other institutions that can benefit from access to flexible, low-cost financing and risk management tools. Farmer Mac’s customers benefit from its low cost of funds, low overhead costs, and high operational efficiency. Additional information about Farmer Mac is available on Farmer Mac's website at www.farmermac.com.

CONTACT:     Jalpa Nazareth, Investor Relations
        Lisa Meyer, Media Inquiries
        (202) 872-7700

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